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                                                                    Exhibit 99.1


                                 [FORM OF PROXY]

                        DATA SYSTEMS NETWORK CORPORATION


         The undersigned hereby appoints _______ and _________, and each of them, as Proxies with full power of substitution to represent and vote as designated below, all shares of the undersigned at the Annual Meeting of Shareholders of Data Systems Network Corporation to be held at ____________________, Michigan at 2:00 p.m. local time on _______, 1999 and at any adjournments thereof.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:

1. Approval and adoption of the Agreement and Plan of Merger, dated as of January 31, 1999, by and among Alydaar Software Corporation, d/b/a Information Architects Corporation, Alydaar Acquisition Corp. and Data Systems Network Corporation, and the transactions contemplated thereby.

         / /  FOR                 / /  AGAINST                  / /  ABSTAIN


   2.  Election of Directors:

     / /  FOR all nominees listed below          / /   WITHHOLD AUTHORITY
          (except as otherwise marked below)           to vote for all nominees
                                                       listed below.

      Michael W. Grieves      Walter J. Aspatore      Richard A. Burkhart


(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE OF THE INDIVIDUAL NOMINEES, CROSS OUT THE NAME OF EACH SUCH NOMINEE ABOVE)

         WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED ABOVE. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR THE ABOVE PROPOSAL AND FOR ALL NOMINEES. In their discretion, the Proxies are also authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof, including the election of any person to the Board of Directors where a nominee named in the Proxy Statement/Prospectus dated ________, 1999, is unable to serve or, for good cause, will not serve.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DATA SYSTEMS NETWORK CORPORATION.

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         The undersigned acknowledges receipt of the Notice of Annual Meeting of
Shareholders and the Proxy Statement/Prospectus dated _______, 1999 and ratifies all that the proxies or either of them or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

                                     DATED                     , 1999
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                                     Please date and sign above
                                     exactly as your name
                                     appears indicating, if
                                     appropriate, official
                                     position or representative
                                     capacity. If stock is held
                                     in joint tenancy, each
                                     joint owner should sign.